UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

748 T-7 Road, Gillette, Wyoming	82718
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
*	*	*

*On April 11, 2019, the New York Stock Exchange filed a Form 25 with the Securities and Exchange Commission to remove the common stock of  Cloud Peak Energy Inc. from listing and registration on the New York Stock Exchange. Deregistration under Section 12(b) of the Act will become effective 90 days after the filing date of the Form 25.

Item 1.01                   Entry into a Material Definitive Agreement.

The information regarding the Amended and Restated Sale and Plan Support Agreement (as defined below) and the Receivables Purchase Agreement Amendment (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03                   Bankruptcy or Receivership.

On May 10, 2019 (the “Petition Date”), Cloud Peak Energy Inc. (“CPE,” the “Company” or “we”) and substantially all of its wholly owned domestic subsidiaries (the “Filing Subsidiaries” and, together with CPE, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under chapter 11 (“Chapter 11”) of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”).  The Debtors have filed a motion to have their Chapter 11 cases (collectively, the “Chapter 11 Cases”) jointly administered under the caption In re Cloud Peak Energy Inc., et al.  Each Debtor will continue to operate its business as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

On the Petition Date, the Debtors filed a number of motions with the Court generally designed to stabilize their operations and facilitate the Debtors’ transition into Chapter 11.  Certain of these motions seek authority from the Court for the Debtors to make payments upon, or otherwise honor, certain obligations that arose prior to the Petition Date, including obligations related to employee wages, salaries and benefits, taxes,  and certain vendors and other providers essential to the Debtors’ businesses.  The Debtors expect that the Court will approve the relief sought in these motions on an interim basis.

The Debtors are seeking to sell all or substantially all of their assets pursuant to Section 363 of the Bankruptcy Code.  To facilitate their continued marketing and sale process, the Debtors will be filing a motion with the Court to approve a marketing and bidding procedures process, including milestones by which parties in interest will be required to submit indications of interest and bids for all or a portion of the Debtors’ assets.

Sale and Plan Support Agreement

In contemplation of a potential bankruptcy filing under Chapter 11, on May 6, 2019, the Company and the Filing Subsidiaries entered into a Sale and Plan Support Agreement (the “Sale and Plan Support Agreement”) with holders of approximately 62% in principal amount of the 12.00% second lien senior notes due 2021 (the “2021 Notes”) and holders of more than 50% in principal amount of the 6.375% senior notes due 2024 (the “2024 Notes” and together with the 2021 Notes, the “Notes”).  The Sale and Plan Support Agreement provides that the holders of Notes party thereto will, among other things, support a marketing and sale process to be conducted by the Company in Chapter 11 and vote in favor of an orderly plan of liquidation that complies with certain provisions of the Sale and Plan Support Agreement.

Subsequently, on May 9, 2019, the Company and the Filing Subsidiaries entered into an Amended and Restated Sale and Plan Support Agreement (the “Amended and Restated Sale and Plan Support Agreement”) with holders of approximately 62% in principal amount of the 2021 Notes and holders of more than 50% in principal amount of the 2024 Notes.

The Amended and Restated Sale and Plan Support Agreement provides, among other things, that:

•                  the holders of the Notes party thereto (the “Noteholders”) will support the sale process the Debtors will conduct during their Chapter 11 Cases;

•                  the Noteholders will vote in favor of an orderly plan of liquidation that complies with certain provisions of the Amended and Restated Sale and Plan Support Agreement;

•                  the holders of 2021 Notes will consent to priming liens and the use of cash collateral in connection with the DIP Financing (described below);

•                  certain of the Noteholders have committed to provide the DIP Financing;

•                  the Noteholders consent to receiving distributions of any sale proceeds after the payment of certain administrative and priority claims all as described in detail in the Amended and Restated Sale and Plan Support Agreement;

•                  the Company and the subsidiary guarantors under the indenture governing the 2021 Notes reaffirm the guarantees under the 2021 Notes and stipulate to the validity of liens held by the secured parties under the 2021 Notes; and

•                  the Company and the subsidiary guarantors under the indenture governing the 2024 Notes reaffirm the guarantees under the 2024 Notes.

Debtor-In-Possession Financing

The Debtors expect to enter into an approximately $35 million debtor-in-possession term loan facility (the “DIP Financing”) with certain of the Noteholders on terms and conditions set forth in the DIP credit agreement filed with the Court. The Company expects $10 million of the total DIP Financing will be available on an interim basis. Upon approval by the Court and the satisfaction of the conditions set forth in the DIP credit agreement, the DIP Financing will provide the Debtors with valuable liquidity, which, along with the A/R Securitization Program, cash on hand, and cash generated from ongoing operations, will be used to support the business and the marketing and sale process.

Amendment to A/R Securitization Program

As previously disclosed, Cloud Peak Energy Resources LLC is party to an Accounts Receivable Securitization Program (the “A/R Securitization Program”) with PNC Bank, National Association, as administrator.  Effective May 10, 2019, we entered into a second amendment to the Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement Amendment”) that modified the Receivables Purchase Agreement such that the Chapter 11 Cases would not result in an automatic termination of the A/R Securitization Program and resulting termination of the obligations thereunder.  However, a termination event under the A/R Securitization Program will occur if an order approving certain additional amendments to the A/R Securitization Program, the assumption of the related documents and superpriority status for the claims under the program is not entered on or prior to May 15, 2019.

The foregoing description is only a summary of the Amended and Restated Sale and Plan Support Agreement and Receivables Purchase Agreement Amendment, and is qualified in its entirety by reference to the full text of Amended and Restated Sale and Plan Support Agreement and the Receivables Purchase Agreement Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and which are incorporated by reference herein.

Item 2.04                   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions constituted an event of default that accelerated our obligations under the indentures governing each of our 2024 Notes and 2021 Notes.

Pursuant to Section 362 of the Bankruptcy Code, the filing of the Bankruptcy Petitions automatically stayed most actions against the Debtors, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Debtors’ property.  Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors’ Chapter 11 Cases also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the Debtors’ bankruptcy estates, unless and until the Court modifies or lifts the automatic stay as to any such claim.  Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their police and regulatory powers.

Item 7.01                   Regulation FD Disclosure.

On May 10, 2019, the Company issued a press release announcing the filing of the Bankruptcy Petitions. A copy of the press release is attached hereto as Exhibit 99.2.

As previously disclosed, prior to the filing of the Bankruptcy Petitions, we had discussions with certain of our creditor groups’ financial and legal advisors and certain holders of the 2021 Notes regarding potential alternatives, including asset sales, a debt restructuring, or some combination thereof, and we had discussions regarding our related financing needs.  In connection with these discussions, on March 19, 2019, the members of an ad hoc group of holders of 2021 Notes (the “Ad Hoc Group”) each entered into confidentiality agreements with the Company (the “Confidentiality Agreements”).  Pursuant to the Confidentiality Agreements, we agreed to provide the members of the Ad Hoc Group with certain confidential information in connection with such discussions and to publicly disclose material non-public information relating to or provided in connection with such discussions (such information, the “Disclosed Information”). The Disclosed Information, attached hereto as Exhibit 99.1. includes certain presentation materials presented to the Ad Hoc Group in connection with the discussions and negotiations that ultimately resulted in the Ad Hoc Group’s support for the Chapter 11 Cases, the sale and marketing process, and the DIP Financing described above and set forth in the Amended and Restated Sale and Plan Support Agreement.

Beginning today, we also expect to make available information regarding the Chapter 11 Cases on or through our website under the Restructuring Information tab throughout the course of the Chapter 11 Cases, which will contain a link to the claims agent’s website, https://cases.primeclerk.com/cloudpeak.

The information in the Disclosed Information is dependent upon assumptions with respect to commodity prices, production, development capital, exploration capital, operating expenses, availability and cost of capital and performance as set forth in the Disclosed Information. Any financial projections or forecasts included in the Disclosed Information were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information contained in this Item 7.01 (including Exhibits 99.1 and 99.2) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other filings by the Company.

Cautionary Note Regarding Forward Looking Statements

This Report on Form 8-K, including Item 7.01, contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding the company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Board of Directors’ strategic evaluation process, the Company’s operational and financial priorities, the Company’s responses to the structural changes in the U.S. coal industry, the Company’s efforts to position the Company for future growth opportunities, and other statements regarding the Company’s plans, strategies, prospects and expectations concerning the Company’s business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to continue as a going concern, the Company’s ability to successfully complete a sale process under Chapter 11; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s sale process, DIP Financing, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including the Company’s ability to provide adequate compensation and benefits during the Chapter 11 Cases; the Company’s ability to comply with the restrictions imposed by the A/R Securitization Program, DIP Financing and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the Bankruptcy Petitions on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Court’s rulings in the Chapter 11 Cases, including the approvals of the Amended and Restated Sale and Plan Support Agreement, the Receivables Purchase Agreement Amendment and the DIP Financing, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate a sale; and increased administrative and legal costs related to the Chapter 11 process and other litigation and inherent risks involved in a bankruptcy process.  Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in Item 1A - Risk Factors in the Company’s most recent Form 10-K and any updates thereto in the Company’s Forms 10-Q and current reports on Form 8-K.  Additional factors, events, or uncertainties that may emerge from time to time, or those that the Company currently deems to be immaterial, could cause the Company’s actual results to differ, and it is not possible for the Company to predict all of them.  The Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01                   Financial Statements and Exhibits

(d)         Exhibits.  The following exhibit is being furnished herewith.

Exhibit Number	Description
10.1

Amended and Restated Sale and Plan Support Agreement, dated May 9, 2019, by and among Cloud Peak Energy Inc. and certain of its direct and indirect subsidiaries, certain holders of 2021 Notes, and certain holders of 2024 Notes

10.2	Receivables Purchase Agreement Amendment, dated as of May 10, 2019, by and among Cloud Peak Energy Receivables LLC, Cloud Peak Energy Resources LLC and PNC Bank, National Association, as Administrator
99.1	Ad Hoc Group Presentations
99.2	Furnished Press Release of Cloud Peak Energy Inc., dated May 10, 2019, Announcing Bankruptcy Filing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2019

CLOUD PEAK ENERGY INC.

	By:	/s/ Bryan J. Pechersky
		Name:	Bryan J. Pechersky
		Title:	Executive Vice President, General Counsel and Corporate Secretary